STATE OF GEORGIA	)
)
COUNTY OF CHATHAM	)

Loan and Security Agreement

THIS LOAN AND SECURITY AGREEMENT (the "Agreement") is made and entered into as of the 31st day of December 2010, by and between MIT HOLDING, INC., a Delaware corporation ("Borrower"), MEDICAL INFUSION TECHNOLOGIES, INC., a Georgia corporation, MEDICAL INFUSION TECHNOLOGIES AMBULATORY CARE CENTER, LLC, a Georgia limited liability company, and MIT AMBULATORY CARE CENTER, INC., a Georgia corporation (collectively, "Guarantors"), and GLOBANK CORP., a Nevada corporation ("Secured Party").

WHEREAS, Borrower and Secured Party previously entered into that certain Security Agreement dated July 29, 2008 (the "Original Agreement") that secured a loan from Secured Party in the original principal amount of Five Hundred Thousand and No/100 Dollars ($500,000.00) (the "Original Loan") and Borrower and Secured Party desire to amend and restate the Original Agreement consistent with the terms contained herein; and

WHEREAS, in consideration for the Original Loan, Borrower executed and made a promissory note in favor of Secured Party in the principal sum of Five Hundred Thousand and No/100 Dollars ($500,000.00) (the "Original Note") and Guarantors executed and delivered to Secured Party guaranties (the "Original Guaranties") for the Original Loan and the Original Note; and

WHEREAS, Borrower desires to modify the terms of the Original Loan, including inter alia (i) increasing the principal amount thereunder to One Million Thirty Seven Thousand Seven Hundred Twenty Seven and 08/100 Dollars ($1,037,727.08) (the "New Loan"), (ii) extending the maturity date set forth therein, and (iii) reducing the interest rate to fourteen and nine tenths percent (14.9%) per annum; and

WHEREAS, in consideration for the New Loan, Borrower has executed an amended and restated promissory note in favor of Secured Party in the principal sum of One Million Thirty Seven Thousand Seven Hundred Twenty Seven and 08/100 Dollars ($1,037,727.08) (the "New Promissory Note") and transferred to Secured Party certain shares of Borrower’s common stock, subject to certain rights and restrictions as set forth herein; and

WHEREAS, Guarantors have executed and delivered to Secured Party guaranties (the "New Guaranties") for the New Loan and the New Promissory Note;

NOW THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Guarantors (collectively, "Debtors") agree with Secured Party as follows:

1. Restricted Stock Transfer.  Contemporaneously with the execution of this Agreement, Borrower shall issue to Secured Party Five Million (5,000,000) shares of Borrower’s common stock (the "Stock").  For purposes of this Agreement, the "Original Value" of the Stock as of the date of this Agreement is Five Cents ($0.05) per share.  The Stock shall be subject to the transfer rights and restrictions, the redemption provisions, and other terms and conditions set forth herein.

(a) Securities Laws.  The Stock will be issued and transferred to Secured Party in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by reason of Section 3(a)(10) thereof.  All application, preparation and filing fees related to the qualification of the Stock under Section 3(a)(10) of the Securities Act shall be borne by the Borrower.

(b) Voting Rights.  Secured Party hereby irrevocably appoints and names William C. Parker as its proxy with respect to the Stock for all voting purposes during the period beginning on the date of this Agreement and ending on the third anniversary of the date of this Agreement.  Secured Party agrees to execute such proxies or other documentation deemed reasonably necessary by the Borrower to evidence the proxy of Secured Party's voting rights with respect to the Stock.

(c) Anti-Dilution.  During the term of this Agreement, if Borrower issues additional shares of its common stock to any person or entity, Borrower will issue a number of additional shares of stock to Secured Party calculated by multiplying (i) the total number of shares to be issued by Borrower to such person or entity by (ii) a fraction, the numerator of which is five million and the denominator of which is the total number of issued and outstanding shares of Borrower's common stock immediately prior to such issuance.  The purpose of such issuance of additional shares to Secured Party is to ensure that Secured Party retains the same percentage of stock ownership as Secured Party received on the date of this Agreement.

(d) Borrower’s Redemption Rights.  Borrower shall redeem the Stock from Secured Party at the due date of the Loan or upon an early payoff as provided in the New Promissory Note (the "Payoff Date") for an amount equal to the product of (i) the total number of shares issued to Secured Party pursuant to this Agreement multiplied by (ii) the sum of the Original Value for such shares plus one-half of the difference between the Payoff Value of such shares on the date of such payoff less the Original Value for such shares.  The Payoff Value of the shares owned as of the date of the payoff shall be the average closing sales price of the Stock as quoted on the Bulletin Board for the five (5) consecutive trading days immediately preceding the date of the Payoff Date.  In the event that the Payoff Value is less than the Original Value, then the Secured Party shall be paid an amount equal to the Original Value multiplied by the number of shares issued pursuant to this Agreement.

(e) Restriction on Transfer.  During the term of this Agreement, provided no default has occurred hereunder, Secured Party may not grant, convey, give or otherwise transfer the Stock to any person or entity without the prior written consent of Borrower, which consent may be withheld in Borrower's sole and unlimited discretion.

(f) Representations of Borrower and Guarantors. Borrower and Guarantors represent and warrant to Secured Party that:

(i) Organization; Power; Qualification. Each of Borrower and Guarantors is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation, has the power and authority, corporate and otherwise, to own or lease and operate its properties and to carry on its business as now being and hereafter proposed to be conducted, and is duly qualified and is in good standing as a foreign corporation, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.

(ii) Authorization; Enforceability. Each of Borrower and Guarantors has the power and has taken all necessary action to authorize it to execute, deliver, and perform this Agreement and each of the other documents executed in connection herewith (collectively, the “Loan Documents”) to which it is a party and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by each of Borrower and Guarantors, and is, and each of the other Loan Documents is, a legal, valid, and binding obligation of the Borrower or the Guarantors party thereto, enforceable in accordance with its terms.

(iii) Capital Stock and Related Matters. The authorized capital stock of Borrower consists of 100,000,000 shares of common stock, $0.0001  par value per share, of which 51,734,571 shares are currently issued and outstanding and are fully paid and non-assessable. Borrower has outstanding no stock or securities convertible into or exchangeable for any shares of its capital stock, nor are there any preemptive or similar rights to subscribe for or to purchase, or any other rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments, or claims of any character relating to, any capital stock or any stock or securities convertible into or exchangeable for any capital stock. Except as set forth herein, Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or to register any shares of its capital stock, and there are no agreements restricting the transfer of any shares of Borrower's capital stock.

(iv) Compliance with Laws, Other Loan Documents, and Contemplated Transactions. The execution, delivery, and performance of this Agreement and each of the other Loan Documents in accordance with their respective terms and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate any all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to Borrower or Guarantors, and all orders and decrees of all courts and arbitrators in proceedings or actions to which any of them is a party or by which any of them or their properties are bound (“Applicable Laws”), (ii) conflict with, result in a breach of, or constitute a default under the articles of incorporation or by-laws of Borrower or any Guarantor or under any indenture, agreement, or other instrument to which the Borrower or any Guarantor is a party or by which it or any of its properties may be bound, or (iii) result in or require the creation or imposition of any lien, pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment, or other encumbrance of any kind, whether or not choate, vested, or perfected (a “Lien”) upon or with respect to any property now owned or hereafter acquired by Borrower or any Guarantor.

(v) Necessary Authorizations. Each of Borrower and Guarantors has secured all all authorizations, consents, approvals, permits, licenses and exemptions of, filings and registrations with, and reports to, all governmental and other regulatory authorities, whether federal, state, or local, and all agencies thereof (“Necessary Authorizations”), and all Necessary Authorizations are in full force and effect. None of said Necessary Authorizations are the subject of any pending or, to the best of Borrower's or Guarantor’s knowledge, threatened attack or revocation, by the grantor of the Necessary Authorization. Niether Borrower nor any Guarantor is required to obtain any additional Necessary Authorizations in connection with the execution, delivery, and performance, in accordance with the terms of this Agreement or any other Loan Document, the borrowing hereunder, and the granting of a security interest in, a security title to, and a continuing Lien on the property described herein.

(vi) Title to Properties. Each of the Borrower and Guarantors has good, marketable, and legal title to, all of their respective material properties and assets, and none of such properties or assets is subject to any Liens which materially detract from the value of such properties or assets or materially interferes with the business or operations of Borrower or any Guarantor as presently conducted or proposed to be conducted. Notwithstanding the foregoing, Borrower or Guarantors, as applicable, has good, marketable, and legal title to, the Stock and the Collateral (collectively, the “Pledged Property”), subject to no Liens except Permitted Liens. Except for financing statements evidencing Permitted Liens, no financing statement under the Uniform Commercial Code and no other filing which names the Borrower or Guarantors as debtor or which covers or purports to cover any of the Pledged Property is on file or of record in any state or other jurisdiction.

(vii) Taxes. All federal, state, and other tax returns of Borrower and each Guarantor required by law to be filed have been duly filed, and all federal, state, and other taxes, assessments, and other governmental charges or levies upon Borrower and each Guarantor and any of their respective properties, income, profits, and assets, which are due and payable, have been paid.

(viii) Financial Statements. Borrower and Guarantors have furnished, or caused to be furnished, to Secured Party financial statements (the “Financial Statements”) for Borrower and Guarantors which are complete and correct in all material respects and present fairly in accordance with GAAP their financial position as of September 30, 2010 (the “Disclosure Date”), and the results of operations for the periods then ended; subject to year end adjustments to be made in accordance with GAAP. Except as disclosed in such financial statements, neither Borrower nor any Guarantor had any material liabilities, contingent or otherwise, and there are no material unrealized or anticipated losses of Borrower or any Guarantor which have not been heretofore disclosed in writing to Secured Party.

(ix) No Adverse Change. Since the Disclosure Date, there has occurred no event which would have a materially adverse effect upon the business, assets, liabilities, financial condition, results of operations, or business prospects of Borrower or any Guarantor or upon the ability of Borrower or any Guarantor to perform any material obligations under this Agreement or any other Loan Document; in any case, whether resulting from any single act, omission, situation, status, event, or undertaking, or taken together with other such acts, omissions, situations, statuses, events, or undertakings (a “Materially Adverse Effect”).

(x) Investments and Guaranties. Borrower has not made investments in, advances to, or guaranties of, the obligations of any individual or entity, except as reflected in the Financial Statements or disclosed to Secured Party in writing.

(xi) Liabilities, Litigation, etc. Except for liabilities incurred in the normal course of business, neither Borrower nor any Guarantor has any material (individually or in the aggregate) liabilities, direct or contingent, except as disclosed or referred to in the Financial Statements. Except as described in the Financial Statements, there is no litigation, legal or administrative proceeding, investigation, or other action of any nature pending or, to the knowledge of Borrower or Guarantors, threatened against or affecting Borrower or any Guarantor or any of their respective properties which involves the possibility of any judgment or liability not fully covered by insurance, and which may have a Materially Adverse Effect.

(xii) Patents, Trademarks, Franchises, etc. Each of Borrower and Guarantors owns, possesses, or has the right to use all necessary patents, trademarks, trademark rights, trade names, trade name rights, service marks, copyrights, franchises, and licenses, and rights with respect thereof, necessary to conduct its business as now conducted, without known conflict with any patent, trademark, trade name, service mark, franchise, license, or copyright of any other individual or entity, and in each case, subject to no mortgage, pledge, lien, lease, encumbrance, charge, security interest, title retention agreement, or option. All such patents, trademarks, trademark rights, trade names, trade name rights, service marks, copyrights, franchises, and licenses are in full force and effect, the holder thereof is in full compliance in all material respects with all of the provisions thereof, and no such asset or agreement is subject to any pending or, to the best of the Borrower's or any Guarantor’s knowledge, threatened attack or revocation.

(xiii) Compliance with Law; Absence of Default. Each of Borrower and Guarantors is in compliance with all Applicable Laws the non-compliance with which would have a Materially Adverse Effect and with all of the provisions of their respective articles  of incorporation and by-laws, and no event has occurred or has failed to occur which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, a default by Borrower or any Guarantor under any other indenture, agreement, or other instrument, or any judgment, decree, or order to which the Borrower or any Guarantor is a party or by which Borrower or any Guarantor or any of their respective properties may be bound, which default could have a Materially Adverse Effect.

(xiv) Accuracy and Completeness of Information. All information, reports, and other papers and data relating to Borrower or any Guarantor furnished to Secured Party were, at the time the same were so furnished, complete and correct in all material respects to the extent necessary to give Secured Party a true and accurate knowledge of the subject matter. No fact is currently known to the Borrower or any Guarantor which has, or could reasonably be expected to have, a Materially Adverse Effect.

(xv) Prior to commencing any proceeding under 11 U.S.C. Section 101 et seq., or any state law relating to debtor relief, each of Borrowers and Guarantors shall consult in good faith with Secured Party in an effort to avoid such action.

(g) Representations of Secured Party.  Secured Party represents and warrants to Borrower that:

i. Secured Party has received, read and understands this Agreement and agrees to abide by and be bound by its terms and conditions.

ii. Secured Party is receiving the Stock for Secured Party’s own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Stock within the meaning of the Securities Act of 1933, as amended (the "1933 Act").

iii. Secured Party has no present intention of selling or otherwise disposing of all or any portion of the shares.

iv. Secured party is fully aware of (i) the highly speculative nature of the Stock; (ii) the lack of liquidity of the Stock; and (iii) the restrictions on transferability of the Stock (e.g., Secured Party may not be able to sell or dispose of the Stock or use it as collateral for loans).

(h) Compliance with Federal and State Securities Laws.  Secured Party understands and acknowledges that, in reliance upon the representations and warranties made by Secured Party herein, the Stock has not been registered under the 1933 Act, but has been issued under an exemption or exemptions from the registration requirements of the 1933 Act which impose certain restrictions on Secured Party’s ability to transfer the Stock, and has not been registered under the securities laws of any state or territory.  Secured party understands that Secured Party may not transfer any Stock and the Stock must be held indefinitely unless such Stock is registered under the 1933 Act, the securities laws of any state or territory which may apply or unless, in the opinion of counsel to Borrower, an exemption from such registration is available.  Secured Party understands that only Borrower may file a registration statement with respect to the Stock and the Borrower is under no obligation to do so.  Secured Party has also been advised that an exemption from registration may not be available or may not permit Secured Party to transfer all or any of the Stock in the amounts or at the times proposed by Secured Party.

(i) Tax Consequences.  SECURED PARTY UNDERSTANDS THAT SECURED PARTY MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF THE GRANT OF THIS STOCK TO SECURED PARTY.  SECURED PARTY REPRESENTS THAT SECURED PARTY HAS CONSULTED WITH ANY TAX CONSULTANT(S) SECURED PARTY DEEMS ADVISABLE IN CONNECTION WITH THE SHARES AND THAT SECURED PARTY IS NOT RELYING ON BORROWER FOR ANY TAX ADVICE.

2. Assignment and Grant of Security Interest.  As security for the due and punctual performance and payment by Borrower of the New Loan as evidenced by, and pursuant to the terms of, the New Promissory Note and the New Guaranties, Debtors hereby assign, transfer, convey, set over and pledge to Secured Party, and grant to Secured Party, a security interest in all right, title and interest in and to all their personal property, now owned or hereafter acquired (the "Collateral").

3. Covenants.  Debtors covenant and agree with Secured Party as follows:

(a) Debtors have good and marketable title to the Collateral and will warrant and defend same against all claims.

(b) Debtors agree to pay promptly all taxes and assessments upon or for the use of Collateral and on this Agreement.  At its option Secured Party may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on Collateral.  Debtors agree to reimburse Secured Party, on demand, for any such payment made by Secured Party.  Any amounts so paid shall be added to the New Loan.

(c) Debtors will maintain the Collateral in good condition and will not intentionally misuse, abuse, waste or permit to deteriorate any of the Collateral, except for ordinary wear and tear.

(d) Debtors will not sell, lease or otherwise dispose of any of the Collateral, except in the ordinary course of business.

(e) Debtors shall maintain insurance on the Collateral in such amounts and against such liabilities and hazards as customarily is maintained by other companies operating similar businesses, and shall furnish, upon Secured Party's request, an officer's certificate specifying the details of such insurance in effect.

4. All Chattel Paper, Accounts Receivable and General Intangibles.

(a) Debtors warrant that Collateral consisting of all chattel paper, accounts, or general intangibles is (i) genuine and enforceable in accordance with its terms; (ii) not subject to any defense, set-off, claim or counterclaim of a material nature against Debtors except as to which Debtors have notified Secured Party in writing; and (iii) not subject to any other circumstances that would impair the validity, enforceability, value, or amount of such Collateral except as to which Debtors have notified Secured Party in writing.  Debtors shall not amend, modify or supplement any lease, contract or agreement contained in Collateral or waive any provision therein, without prior written consent of Secured Party.  Debtors will not create any tangible chattel paper without placing a legend on the chattel paper acceptable to Secured Party indicating that Secured Party has a security interest in the chattel paper.  Debtors will not create any electronic chattel paper without taking all steps deemed necessary by Secured Party to confer control of the electronic chattel paper upon Secured Party in accordance with the Uniform Commercial Code.

(b) From time to time, at Secured Party's request, Debtors shall provide Secured Party with schedules describing all accounts, including customers' addresses, created or acquired by Debtors and at Secured Party's request shall execute and deliver written assignments of contracts and other documents evidencing such accounts to Secured Party.  Together with each schedule, Debtors shall, if requested by Secured Party, furnish Secured Party with copies of Debtors’ sales journals, invoices, customer purchase orders or the equivalent, and original shipping or delivery receipts for all goods sold, and Debtors warrants the genuineness thereof.

(c) If an Event of Default (as hereinafter defined) should occur, Secured Party shall have the right to notify the account debtors obligated on any or all of the Collateral to make payment thereof directly to Secured Party and Secured Party may take control of all proceeds of any such Collateral, which rights Secured Party may exercise at any time.  The cost of such collection and enforcement, including attorneys' fees and expenses, shall be borne solely by Debtors whether the same is incurred by Secured Party or Debtors.  If an Event of Default should occur or upon demand of Secured Party, Debtors will, upon receipt of all checks, drafts, cash and other remittances in payment on Collateral, deposit the same in a special bank account maintained with Secured Party, over which Secured Party also has the power of withdrawal.

(d) If an Event of Default should occur, no discount, credit, or allowance shall be granted by Debtors to any account debtor and no return of merchandise shall be accepted by Debtors without Secured Party's consent.  Secured Party may, after an Event of Default, settle or adjust disputes and claims directly with account debtors for amounts and upon terms that Secured Party considers advisable, and in such cases Secured Party will credit the New Promissory Note with the net amounts received by Secured Party, after deducting all of the expenses incurred by Secured Party.  Debtors agrees to indemnify and defend Secured Party and hold it harmless with respect to any claim or proceeding arising out of any matter related to collection of Collateral.

(e) Debtors will at all times keep accurate and complete records covering each item of Collateral, including the proceeds therefrom.  Secured Party, or any of its agents, shall have the right, at intervals to be determined by Secured Party and without hindrance or delay, at Debtors’ expense, to inspect, audit, and examine the Collateral during normal business hours and to make copies of and extracts from the books, records, journals, orders, receipts, correspondence and other data relating to Collateral, Debtors’ business or any other transaction between the parties hereto.  Debtors will at their expense furnish Secured Party copies thereof upon request.  For the further security of Secured Party, it is agreed that Secured Party has and is hereby granted a security interest in all books and records of Debtors pertaining to the Collateral and the right to inspect all books and records of Debtors at any time.

(f) Debtors shall furnish Secured Party, within ten (10) days of the preparation thereof, copies of their auditor-reviewed quarterly financial statements and their independently audited annual financial statements. Debtors hereby authorize and direct their auditors to provide such copies directly to Secured Party as the same become available. Debtors shall also send to Secured Party, by the tenth day of each month, a report of all accounts receivable, including the obligor name and address, amount due and invoice date.

5. Notifications Concerning Collateral. Debtors will notify Secured Party in writing at least 30 days prior to any change in:  (i) Debtors’ chief place of business and/or residence; (ii) Debtors’ name or identity; (iii) Debtors’ corporate/organizational structure; or (iv) the jurisdiction in which Debtors are organized.  In addition, Debtors shall promptly notify Secured Party of any claims or alleged claims of any other person or entity to the Collateral or the institution of any litigation, arbitration, governmental investigation or administrative proceedings against or affecting the Collateral.  Debtors will keep Collateral at the location(s) previously provided to Secured Party until such time as Secured Party provides written advance consent to a change of location.  Debtors will bear the cost of preparing and filing any documents necessary to protect Secured Party’s liens.

6. Risk of Loss and Insurance.  Debtors shall bear all risk of loss with respect to the Collateral.  The injury to or loss of Collateral, either partial or total, shall not release Debtors from payment or other performance hereof.  Debtors agree to obtain and keep in force property insurance on the Collateral with a Lender’s Loss Payable Endorsement in favor of Secured Party and commercial general liability insurance naming Secured Party as Additional Insured and such other insurance as Secured Party may require from time to time.  Such insurance is to be in form and amounts satisfactory to Secured Party and issued by reputable insurance carriers satisfactory to Secured Party with a Best Insurance Report Key Rating of at least "A-".  All such policies shall provide to Secured Party a minimum of 30 days written notice of cancellation.  Debtors shall furnish to Secured Party such policies, or other evidence of such policies satisfactory to Secured Party.  If Debtors fail to obtain or maintain in force such insurance or fails to furnish such evidence, Secured Party is authorized, but not obligated, to purchase any or all insurance or "Single Interest Insurance" protecting such interest as Secured Party deems appropriate against such risks and for such coverage and for such amounts, including either the loan amount or value of the Collateral, all at its discretion, and at Debtors’ expense.  In such event, Debtors agree to reimburse Secured Party for the cost of such insurance and Secured Party may add such cost to the New Promissory Note.  Debtors shall bear the risk of loss to the extent of any deficiency in the effective insurance coverage with respect to loss or damage to any of the Collateral.  Debtors hereby assign to Secured Party the proceeds of all property insurance covering the Collateral up to the amount of the New Promissory Note and direct any insurer to make payments directly to Secured Party.  Debtors hereby appoint Secured Party its attorney-in-fact, which appointment shall be irrevocable and coupled with an interest for so long as New Promissory Note is unpaid, to file proof of loss and/or any other forms required to collect from any insurer any amount due from any damage or destruction of Collateral, to agree to and bind Debtors as to the amount of said recovery, to designate payee(s) of such recovery, to grant releases to insurer, to grant subrogation rights to any insurer, and to endorse any settlement check or draft.  Debtors agree not to exercise any of the foregoing powers granted to Secured Party without Secured Party’s prior written consent.

7. Financing Statements, Certificates of Title.  No financing statement (other than any filed or approved by Secured Party) covering any Collateral is on file in any public filing office.  Debtors authorize the filing of one or more financing statements covering the Collateral in form satisfactory to Secured Party, and without Debtors’ signature where authorized by law, agree to deliver certificates of title on which Secured Party’s lien has been indicated covering any Collateral subject to a certificate of title statute, and will pay all costs and expenses of filing or applying for the same or of filing this Agreement in all public filing offices, where filing is deemed by Secured Party to be desirable.  Debtors hereby constitute and appoint Secured Party the true and lawful attorney of Debtors with full power of substitution to take any and all appropriate action and to execute any and all documents, instruments or applications that may be necessary or desirable to accomplish the purpose and carry out the terms of this Agreement, including, without limitation, endorsements desirable for transfer or delivery of any Collateral, registration of any Collateral under applicable laws, retitling any Collateral, receipt, endorsement and/or collection of all checks and other orders for payment of money payable to Debtors with respect to Collateral.  The foregoing power of attorney is coupled with an interest and shall be irrevocable until all of the New Promissory Note has been paid in full.  Neither Secured Party nor anyone acting on its behalf shall be liable for acts, omissions, errors in judgment, or mistakes in fact in such capacity as attorney-in-fact.  Debtors ratify all acts of Secured Party as attorney-in-fact.  Debtors agree to take such other actions, at Debtors’ expense, as might be requested for the perfection, continuation and assignment, in whole or in part, of the security interests granted herein and to assure and preserve Secured Party’s intended priority position.  If certificates, passbooks, or other documentation or evidence is/are issued or outstanding as to any of the Collateral, Debtors will cause the security interests of Secured Party to be properly protected, including perfection by notation thereon or delivery thereof to Secured Party.  Upon Secured Party’s request, Debtors will, at their own expense:  (i) do all things determined by Secured Party to be desirable to register such Collateral or qualify for an exemption from registration, under the provisions of all applicable securities laws, and (ii) otherwise do or cause to be done all other acts and things as may be necessary to make the sale of the Collateral valid, binding and in compliance with applicable law.

8. Events of Default.  Debtors shall be in default under this Agreement upon the happening or occurrence of any one or more of the following events (which are herein referred to individually as an "Event of Default" or collectively as "Events of Default"):

(a) Any of the covenants, representations or warranties set forth herein, or in the New Promissory Note or the Guaranties, prove to be false or misleading in any material respect when made; or

(b) Material breach by Debtors of any of the covenants, conditions or agreements set forth herein or in the New Promissory Note or the Guaranties; or

(c) Any unauthorized Collection of Collateral, which is any attempt to collect, cash in or otherwise recover deposits that are Collateral; or

(d) If the Secured Party determines, in good faith, in its sole discretion, that the prospects for payment of performance of the Secured Obligations are impaired or a material adverse change has occurred in the business or prospects Borrower or any Guarantors, financial or otherwise; or

(e) If the principal amount of all current (less than 60 days past due) accounts receivable is less than the remaining principal balance of the Note.

9. Secured Party's Rights Exclusive of Default.  Regardless of the happening or occurrence of any Event of Default, Secured Party shall be entitled:

(a) At its option, to pay for insurance on the Collateral which Debtors fail to maintain as required by this Agreement.

(b) At its option, to (i) discharge taxes, liens or security interests or other encumbrances at any time levied or placed on the Collateral other than those permitted under this Agreement, and (ii) pay for the maintenance and preservation of the Collateral if Debtors fail to maintain or preserve the Collateral in accordance with this Agreement or the New Promissory Note.

Debtors agree to reimburse Secured Party on demand for any payment made, or reasonable expense incurred, by Secured Party pursuant to the foregoing authorization.

10. Collateral To Be Held In Trust.  Upon demand by Secured Party after the occurrence of an Event of Default or where Debtors have abandoned, neglected or otherwise dealt with the Collateral in a manner which is causing a rapid decline in the value of such Collateral to Secured Party, Debtors shall (without regard to provisions for notice or cure of defaults) hold in trust, in precisely the form received, any and all revenue, income, profits and other sums in which a security interest is granted hereby, or any check, draft, note or other instrument evidencing an obligation to pay any such sum, and Debtors shall forthwith, without any notice or demand whatsoever (any such notice, demand, or other action by Secured Party being expressly waived) endorse, transfer and deliver any such sums or instruments, or both, to Secured Party for application to the payment of the indebtedness secured hereby.

11. Remedies Upon Default.  Upon the occurrence of an Event of Default, or if Debtors have abandoned, neglected or otherwise dealt with the Collateral in a manner which is causing a rapid decline in the value of such Collateral to Secured Party, Secured Party may pursue any remedy available at law or at equity and may immediately enter upon the principal place of business of Debtors or wherever the Collateral may be located and take possession of the Collateral, and may demand and receive such possession from any person who has possession thereof, and Secured Party may take such measures as it may deem necessary or proper for the care and protection thereof, including the right to remove all or any portion of the Collateral.  Secured Party may, after the occurrence of an Event of Default, with or without taking possession of the Collateral, sell or cause to be sold, whenever Secured Party shall decide, in one or more sales or parcels, at such price as Secured Party may deem commercially reasonable, for cash or on credit or for future delivery, without assumption of any credit risk, all or any portion of the Collateral, at any public or private sale, without further demand or notice of intention to sell or of the time or place of sale (except prior written notice to Debtors of the time and place of such sale or sales and such other notice as may be required by applicable statute and cannot be waived, and except that any such sale shall be made in a commercially reasonable manner).  At any such sale, Secured Party or any other person may be the purchaser of all or any portion of the Collateral so sold and thereafter hold the same absolutely free from any claim or right whatsoever, including any equity of redemption of Debtors, any such demand, claim, right or equity being hereby expressly waived and released.  In any action hereunder, Secured Party shall be entitled to the appointment of a receiver upon such notice required by law, to take possession of all or any portion of the Collateral and to exercise such powers as the court shall confer upon the receiver.

12. Power of Attorney.  Upon the occurrence of an Event of Default, Debtors hereby irrevocably make, constitute and appoint Secured Party or any of its officers or designees its true and lawful attorney-in-fact with full power to:  (a) endorse any notes, checks, drafts, money orders or other evidences of payment constituting any part of the Collateral, (b) enter into and perform such agreements as may be necessary in order to carry out the provisions of this Agreement, the New Promissory Note or the New Guaranties, or to carry out the terms, covenants, and conditions of such agreements which are required to be observed or performed by Debtors, and (c) execute such other documents and do any and all other things necessary or proper to carry out the intention of this Agreement; and Debtors hereby ratify and confirm all acts taken by Secured Party as such attorney-in-fact by virtue of this power of attorney, which is coupled with an interest and is irrevocable, until such time as Borrower has paid in full the indebtedness secured hereby.  Secured Party has no obligation to take any of the actions authorized by this power of attorney.

13. Indemnification.  Debtors shall and do hereby indemnify and hold harmless the Secured Party from and against any and all liability, loss or damage which the Secured Party may incur, including reasonable attorneys' fees, and from and against any and all claims and demands whatsoever which may be asserted against the Secured Party by any third party, by reason of any act of the Secured Party taken in accordance with this Agreement.

14. Further Assurances.  On request by Secured Party, Debtors shall duly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of Debtors such further instruments as may be reasonably required by Secured Party, to carry out the provisions and purposes of this Agreement and to do all things necessary to preserve the security interest of Secured Party hereunder.

15. Waiver; Termination.  No delay on the part of Secured Party in exercising any right or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or power hereunder preclude other or further exercise thereof or the exercise of any other right or power.  Debtors may terminate this Agreement and Secured Party shall release its security interest in the Collateral upon the payment in full by or on behalf of Borrower of all of the New Promissory Note.  This Agreement shall not be deemed released until the receipt by Borrower of the original of this Agreement marked "Terminated" by Secured Party.

16. Attorneys' Fees.  Debtors promise to pay all costs and expenses, including reasonable attorneys' fees incurred in the enforcement of this Agreement, whether or not suit is filed.

17. Miscellaneous.

(a) The rights, remedies and benefits of the Secured Party herein expressly provided are cumulative and not exclusive of any other rights, remedies or benefits which the Secured Party may have under this Agreement, the New Promissory Note or the New Guaranties, or at law or in equity, by statute or otherwise, without limiting the generality of the foregoing, the Secured Party shall have all rights and remedies of a secured creditor under Article 9 of the Uniform Commercial Code, as enacted in the State of Georgia.

(b) In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

(c) This Agreement shall be binding upon the legal representatives, successors and assigns of Debtors and shall inure to the benefit of the successors and assigns of Secured Party.

(d) This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Georgia.

(e) TIME IS OF THE ESSENCE WITH RESPECT TO THE DUTIES, OBLIGATIONS AND LIABILITIES OF DEBTORS ARISING UNDER OR SECURED BY THIS AGREEMENT.

(f) Neither this Agreement, nor any of the provisions hereof, may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of such change, waiver, discharge, or termination is sought.

(g) This Agreement constitutes the entire agreement between the parties with respect to the subject matter contained herein.

(h) The obligations of Debtors hereunder shall be both joint and several, and a default under any of the documents described herein shall constitute a default under all such documents.

(i) This Agreement amends and extends the Original Agreement and is not intended as a novation of the same.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Debtors and Secured Party have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

BORROWER:	SECURED PARTY:

MIT HOLDING, INC.	GLOBANK CORP.

By:________________________________	By:_________________________________
Name:______________________________	Name:______________________________
Title:_______________________________	Title:_______________________________

GUARANTOR:	GUARANTOR:

MEDICAL INFUSION TECHNOLOGIES, INC.

By:_________________________________	______________________________[L.S.]
Name:_______________________________	Name: William C. Parker
Title:________________________________

GUARANTOR:

MEDICAL INFUSION TECHNOLOGIES
AMBULATORY CARE CENTER, LLC

By:_________________________________
Name:_______________________________
Title:________________________________

GUARANTOR:

MIT AMBULATORY CARE CENTER, INC.

By:_________________________________
Name:_______________________________
Title:________________________________